Exhibit 99.1

September 9, 2022

Piper Sandler & Co.

Attention: Tom Thurston
Re: Purchase of Common Stock
Ladies and Gentlemen:
This letter (the “Agreement”) is to confirm Piper Sandler & Co.’s (the “Agent”) appointment as agent for Isabella Bank Corporation (the “Company”) to purchase shares of its common stock, no par value per share (the “Common Stock”). It is understood that in connection with the making of these purchases, the Agent will be acting as agent for the Company. The terms of the Agreement will be as follows:

1.The Agent will purchase shares of Common Stock for the account of the Company on any day on which the OTCQX is open for business and the Common Stock trades regular way on the OTCQX (a “Trading Day”) commencing September 16, 2022, and ending on the earliest date specified in paragraph 13, in accordance with the terms of Schedule A hereto. The Agent will use its commercially reasonable efforts to purchase for the account of the Company, consistent with the Agent’s duty of best execution, the Company’s Common Stock at the lowest possible price within the guidelines of Rule l0b-18, as amended from time to time, under the Securities Exchange Act of 1934, as amended (“Rule 10b-18”) and consistent with the specific instructions set out in Schedule A hereto. Any number of shares of Common Stock to be purchased (and the corresponding purchase price limits or ranges) set forth in Schedule A shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Common Stock or any change in capitalization with respect to the Company or any similar event that occurs during the term of this Agreement, as determined by Agent in good faith and a commercially reasonable manner. Purchases of Common Stock may be made in the open market or through privately negotiated transactions. The Agent may effect purchases on an agency or principal basis, in each case for the account of the Company. The Company agrees that if the Agent is a market maker in the Common Stock, the Agent may, in its discretion, purchase Common Stock in its capacity as market maker. The Company understands and agrees that nothing in this Agreement prohibits the Agent from purchasing Common Stock for its own account or for the account of its customers.

2.The Agent shall purchase shares in accordance with the requirements of paragraphs (b)(2), (b)(3) and (b)(4) of Rule 10b-18; provided, however, that the Agent shall not be responsible for compliance with Rule 10b-18(b)(4) (Volume of Purchases) to the extent that the Company or any affiliated purchaser of the Company has purchased any block in lieu of purchasing shares under the 25 percent of ADTV (as defined in Rule 10b-18(a)(1)) limit for a day and has not informed the Agent of such block purchase.
3.The Company understands and agrees that the Agent, acting consistent with ordinary principles of best execution, may be unable to effect purchases of any or all of the Common Stock, due to the Common Stock not trading in sufficient volume at or above a specified limit price, market rules on volume and price priority and precedence, legal or regulatory restrictions or other factors. If, as a result of any of these events, a purchase cannot be executed, the Agent shall use its best efforts to effect such purchase as promptly as practicable after the cessation or termination of such market disruption, applicable restriction or other event. Notwithstanding the foregoing, the Agent provides no guarantee or assurance that all of the shares contemplated to be purchased hereby shall be purchased upon expiration of this Agreement and, whether or not so purchased on any one or more trading days, upon such expiration the Agent shall have no further liability or obligation to the Company under this Agreement.
4.The Company represents that (a) its execution, delivery and performance of this Agreement (and any placement of orders to repurchase shares pursuant to this Agreement) have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law, regulation or contractual restriction binding on it or its assets, the contravention of which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement, (b) it is not currently aware of any material nonpublic information regarding the Company or its securities, and it is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended and (c) its board of directors has authorized the transactions contemplated hereby and that the transactions contemplated hereby are consistent with the Company’s publicly announced stock repurchase program.
5.Agent represents and warrants to Company that it has implemented reasonable policies and procedures, taking into consideration the nature of Agent’s business, to ensure that individuals effecting trades hereunder will not violate the applicable U.S. securities laws prohibiting trading on the basis of any material, nonpublic information concerning the Company or the Common Stock (it being understood, for the avoidance of doubt, that any information provided by the Company in connection herewith is not material, nonpublic information concerning the Company or the Common Stock).

6.The Company understands and agrees that the affirmative defense provided by Rule 10b5-1 will be unavailable if it enters into or modifies any corresponding or hedging transaction or position, within the meaning of Rule 10b5-1(c). Except with respect to unsolicited purchases, the Company will not appoint any other agent to act on its behalf in connection with purchases of Common Stock during the term of this Agreement.
7.The Agent will send the Company written confirmation of purchases on a daily basis (showing the date of the transaction, the number of shares purchased, the price paid, settlement dates, and its commissions and charges for executing the purchases). Unless otherwise directed by the Company, such confirmation shall be sent to Deb Campbell (dcampbell@isabellabank.com). The Agent will make delivery of the stock to the Company's account at the Agent (such account to be established by the Company prior to the initial purchase under this Agreement) on a normal two business day settlement basis, against payment to the Agent of the purchase price and its commission and charges (which shall be $0.05 per share of the Common Stock purchased) by transfer of immediately available funds to the Agent. The Agent will also furnish the Company with regular reports of the Company's accounts as it may reasonably request.
8.(a) The Company agrees to indemnify and hold harmless the Agent and any of its affiliates, directors, partners, officers, employees, attorneys or agents from and against any and all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to (i) the Agent’s actions taken or not taken in connection with this Agreement, except such as may result from the gross negligence or bad faith of the Agent, or (ii) arising out of or attributable to any breach by the Company of this Agreement or any violation by the Company of applicable laws and regulations. This indemnification shall survive termination of this Agreement.
(b) Notwithstanding any other provision hereof, the Agent shall not be liable to any person for (i) special, indirect, punitive, exemplary or consequential damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have reasonably been foreseen; or (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including, but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

9.The Agent agrees not to take any action that would cause the affirmative defense of Rule 10b 5-1(c) not to be available to the Company.
10.It is the intent of the parties that this Agreement comply with the requirements of Rule 10(b)5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended, and this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c).
11.This Agreement shall not be assignable, delegable or transferable and any such assignment, delegation or transfer shall be null and void.
12.This Agreement shall be governed by and construed in accordance with the laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto.
13.This Agreement shall become effective on September 16, 2022, and shall terminate on the earlier of (i) the date that 100,000 shares of Common Stock have been purchased, (ii) the time the Company gives written notice to the Agent of its termination, (iii) the date any person or entity publicly announces a tender offer, exchange offer or other similar transaction with respect to securities of the Company, (iv) the date of the public announcement of a merger, acquisition, reorganization, recapitalization or other similar transaction affecting the securities of the Company as a result of which the Common Stock is to be exchanged for or converted into securities or property, (v) five trading days prior to the date that the Company reasonably concludes that it or any of its affiliates or agents will or is likely to take any action that would cause Regulation M under the Exchange Act (“Regulation M”) to be applicable to any purchases of Common Stock, or any security for which the Common Stock is a reference security (as defined in Regulation M), in which case the Company shall provide the Agent with at least six trading days’ written notice of such fact or (vi) the close of business October 24, 2022.
If so terminated, its terms shall govern as to any purchase commitments made by the Agent prior to the termination time.
If you are willing to accept this appointment on the above terms, please sign the enclosed duplicate copy of this letter and return it to us.
Very truly yours,

Isabella Bank Corporation

By: /s/ Neil McDonnell
Neil McDonnell, CFO

Accepted as of September 9, 2022

Piper Sandler & Co.

By: /s/ Thomas A. Thurston
Thomas A. Thurston
Managing Director

Schedule A

The Company authorizes the Agent to purchase shares of Common Stock at the maximum daily volume of 10,000 shares per Trading Day at a maximum stock price of $27.00.